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                                 PROMISSORY NOTE

$200,000                                                            May 13, 1996


FOR VALUE RECEIVED, the undersigned promises to pay to E. Khashoggi Industries or order, the principal amount of Two Hundred Thousand Dollars ($200,000), together with interest from date hereof at the initial rate of Eight and One-Quarter Percent (8.25%) per annum which represents the Prime Rate as published in the Wall Street Journal on May 13, 1996, on the unpaid balance, payable:

                                    On Demand

in lawful money of the United States of America, negotiable and payable at the office of E. Khashoggi Industries without defalcation or discount. The interest rate shall be adjusted to the Prime Rate in effect on the first day of each calendar quarter (January 1, April 1, July 1 and October 1). The term "Prime Rate" means the highest "Prime Rate" as published in the Wall Street Journal's "Money Rates" table, which is described as the base rate on the corporate loans at large US money center banks. Interest shall be compounded and paid at the last day of each calendar quarter commencing on June 30, 1996. The unpaid principal balance shall be payable upon demand and in all events any unpaid principal and all accrued but unpaid interest shall be due and payable on June 30, 1999. Unless otherwise provided herein, all payments hereunder shall be applied first to accrued interest and balance to reduction of principal. Any portion of principal or interest not paid upon demand shall continue to bear interest as stipulated above until paid.

In case of default in the payment of principal or interest hereunder, proceedings may at once be instituted for the recovery of the same by law, with accrued interest and costs, including reasonable attorney's fees.

The makers can pay this Note in part or in full without penalty.

The makers and endorsers severally waive presentment, protest and demand; and waive notice of protest, demand and of dishonor and non-payment of this note, and expressly agree that this note, or any payment thereunder, may be extended from time to time without in any way effecting the liability of the makers and endorsers thereof.

EARTHSHELL CONTAINER CORPORATION:


_________________________________________________
Richard K. Hulme
Executive Vice President and Chief Operating Officer

ATTEST:


_________________________________________________
Scott Houston
Chief Financial Officer





                                  EXHIBIT 10.6